Dr. Jon K. Hayashida Named Vice President

Global Clinical and Medical Affairs for STAAR Surgical

MONROVIA, CA, July 23, 2015---STAAR Surgical Company (NASDAQ: STAA) a leading developer, manufacturer and marketer of implantable lenses and delivery systems for the eye, has named Dr. Jon K. Hayashida to the newly created position of Vice President of Global Clinical and Medical Affairs. In this position he will head the company’s strategic initiative in building exceptional clinical validation and clinical utility for STAAR’s continuum of lenses for the myopic, presbyopic and cataract vision care markets.

“We are thrilled to welcome Jon to our team,” said Caren Mason, President & CEO of STAAR Surgical. He has demonstrated excellence throughout his career in building and leading global teams with a track record of conducting successful ophthalmic clinical trials in Europe, Asia and North America leading to FDA PMA approvals and CE Mark approvals in implantable lenses and delivery systems for the eye. In addition, Jon has maintained his clinical care specialty certifications and will provide excellent Medical Affairs assistance to refractive and cataract surgeons and their teams working with our resident MD’s, OD’s and field Medical Monitor, Dr. John Vukich.”

Dr. Hayashida’s professional career includes experience in corporate eye care, ophthalmic start-up companies and direct patient care. He held the position of Vice President of Clinical and Medical Affairs for Bausch and Lomb, Surgical, where he gained FDA approvals for both the Glistening-free Envista Hydrophobic Acrylic IOL and PMA approval for the Trulign Toric Accommodating IOL. He also held Clinical Affairs leadership and research positions with Cooper Vision and Allergan. His Ophthalmic start-up company experience includes Vice President Clinical Affairs for Wavetec Vision, Transcent Medical and Refractec where he directed, planned and executed successful FDA PMA approvals. Dr. Hayashida has served as a clinical care specialist at the UCLA Laser Refractive Center, Jules Stein Institute, UCLA School of Medicine. He has served most recently as Vice President of Programs and Services for the Braille Institute of America. Dr. Hayashida is a Fellow of the American Academy of Optometry and a Diplomate in its Cornea and Contact Lens and Refractive Technologies Section.

About STAAR Surgical

STAAR, which has been dedicated solely to ophthalmic surgery for over 25 years, designs, develops, manufactures and markets implantable lenses for the eye and delivery systems therefor. All of these lenses are foldable, which permits the surgeon to insert them through a small incision. STAAR’s lens used in refractive surgery as an alternative to LASIK is called an Implantable Collamer® Lens or “ICL.” A lens used to replace the natural lens after cataract surgery is called an intraocular lens or “IOL.” More than 500,000 Visian ICLs have been implanted to date. To learn more about the ICL go to: www.visianinfo.com. STAAR has approximately 300 employees and markets lenses in over 60 countries. Headquartered in Monrovia, CA, the company operates manufacturing facilities in Aliso Viejo, CA and Monrovia, CA. For more information, please visit the Company’s website at www.staar.com.

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Safe Harbor

All statements in this press release that are not statements of historical fact are forward-looking statements, including statements about any of the following: financial items; the plans, strategies, and objectives of management for future operations or prospects for achieving such plans; statements regarding potential new or improved products (including a presbyopic lens); and any statements of assumptions underlying any of the foregoing. Important additional factors that could cause actual results to differ materially from those indicated by such forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the year ended January 2, 2015, under the caption “Risk Factors,” which is on file with the Securities and Exchange Commission and available in the “Investor Information” section of the company’s website under the heading “SEC Filings.”

These statements are based on expectations and assumptions as of the date of this press release and are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those described in the forward-looking statements. The risks and uncertainties include the following: our limited capital resources and limited access to financing; the discretion of regulatory agencies to approve or reject new or improved products, or to require additional actions before approval (including but not limited to FDA requirements regarding the TICL and/or actions related to the FDA Warning Letter and Form 483s), or to take enforcement action; and the risk that research and development efforts will not be successful or may be delayed in delivering for launch. The Visian Toric ICL and the Visian ICL with CentraFLOW are not approved for sale in the United States.

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